Exhibit 99.1

COMSovereign Holding Corp. Appoints Brian T. Mihelich as Chief Financial Officer
and Kevin M. Sherlock as General Counsel and Secretary

Additions Add Extensive Telecommunications, Finance and Legal Experience to Growing Executive Team

DALLAS, TX – January 8, 2020 – COMSovereign Holding Corp. (OTCQB: DRNE) (formerly Drone Aviation Holding Corp.) (“COMSovereign” or the “Company”), a US-based pure-play enabler of 5G connectivity and data transmission systems, announced today that its board of directors has appointed Brian T. Mihelich as Chief Financial Officer and Kevin M. Sherlock as General Counsel and Secretary effective January 2, 2020. Kendall W. Carpenter, the Company’s prior Chief Financial Officer, will remain with the Company and retain responsibility for the financial matters relating to its Drone Aviation business operations.

Chairman and CEO of the Company, Dan Hodges, stated, “On behalf of the Board and management, we welcome Brian and Kevin to COMSovereign, further bolstering our dedicated, talented and highly-experienced executive team. We look forward to valuable contributions from both Brian and Kevin as we further build-out our operations and expand our portfolio of advanced 5G-NR communications and data network-enabling technologies, allowing us to better serve our current and future global customer base.”

Mr. Mihelich brings significant senior management and financial telecom experience to the Company having most recently served as Vice President, Managed Services, and as Head of Operations of the Vodafone account at Ericsson. His experience in the telecom sector includes senior management responsibilities for numerous business relationships including AT&T, Sprint, Vodafone, Napster, Google and Facebook. Mr. Mihelich has managed operations for organizations with sales of $750 million and up to 600 direct and indirect employee reports. In addition, he has served with distinction in the U.S. Air Force and has also worked for the U.S. Securities and Exchange Commission. Mr. Mihelich earned a B.S. in Business Administration from Northern Michigan University and an MBA from the University of Texas.

Prior to joining COMSovereign, Mr. Sherlock was a partner in the law firm of Heurlin & Sherlock, PC, in Tucson, Arizona, which he co-founded in 2008 and where he focused primarily on business litigation, securities arbitration, and security clearance matters. While in the private practice, Mr. Sherlock also gained considerable experience in corporate structures and mergers and acquisitions. He is licensed to practice law in Washington D.C., Florida and Arizona. Mr. Sherlock earned a Bachelor of Science degree in Multinational Business Operations from Florida State University and a Juris Doctorate from Georgetown University Law Center.

For more information about COMSovereign, please visit www.COMSovereign.com.

About ComSovereign Holding Corp.

COMSovereign Holding Corp. (OTCQB: DRNE) has assembled a portfolio of communications technology companies with combined capabilities that enable connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a US-based pure-play communications provider, able to provide LTE Advanced and 5G-NR telecom solutions to network operators and enterprises world-wide. For more information about COMSovereign, please visit www.COMSovereign.com or view documents that it files with or furnishes to the Securities and Exchange Commission at www.sec.gov, including the Risk Factors included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as information in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to the Company’s ability to develop and deliver advanced voice and data communications systems. The Company’s financial results and the forward-looking statements could be affected by many factors, including, but not limited to, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Relations for COMSovereign Holding Corp.:

Steve Gersten

813-334-9745

investors@comsovereign.com

and

Media Relations for COMSovereign Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net